Exhibit 21.1
ESAB Corporation
Subsidiaries of the Registrant

Entity Name	Country
Agridzaar Limited	Cyprus
Airgare Limited	England and Wales
AS ESAB	Norway
Canadian Cylinder Company Ltd.	Ontario
CAST Limited	England and Wales
CAST Resources Limited	England and Wales
Central Mining Finance Limited	England and Wales
Charter Central Finance Limited	England and Wales
Charter Central Services Limited	England and Wales
Charter Consolidated Holdings Limited	England and Wales
Charter Consolidated Limited	England and Wales
Charter International Limited	Jersey
Charter Limited	England and Wales
Charter Overseas Holdings Limited	England and Wales
Charter Pension Trustee Limited	England and Wales
Cigweld Pty Ltd.	Australia
CLFX Sweden CV	Netherlands
Colfax (Wuxi) Pump Company Limited	China
Colfax Fluid Handling Finance Limited	Ireland
Colfax Jersey Finance Limited	Jersey
Colfax UK Finance Limited	England and Wales
Colfax UK Holdings Limited	England and Wales
Comercializadora Thermadyne S. de R.L. de C.V.	Mexico
Conarco Alambres y Soldaduras SA	Argentina
Condor Equipamentos Industriais Ltda	Brazil
EMSA Holdings Inc.	Delaware
ESAB AB	Sweden
ESAB ApS	Denmark
ESAB Asia/Pacific Pte.Ltd.	Singapore
ESAB Bulgaria EAD	Bulgaria
ESAB CentroAmerica SA	Panama
ESAB Comercio e Industria de Soldadura Lda	Portugal
ESAB CZ, s.r.o. člen koncernu	Czech Republic
ESAB Europe GmbH	Switzerland
ESAB Finance Holdings Limited	England and Wales
ESAB Finance Holdings LLC	Delaware
ESAB France SAS	France
ESAB GCE Holdings AB	Sweden
ESAB Gesellschaft m.b.H.	Austria
ESAB Group (Ireland) Limited	Ireland
ESAB Group (UK) Limited	England and Wales
ESAB Group Canada Inc.	Ontario
ESAB Holdings Limited	England and Wales
ESAB Iberica, S.A.U.	Spain
ESAB India Limited	India
ESAB Industria e Comercio Ltda	Brazil
ESAB International Holdings LLC	Delaware

ESAB Kazakhstan LLC	Kazakhstan
ESAB Kft.	Hungary
ESAB Limited (Thailand)	Thailand
ESAB Limited Liability Company	Russian Federation
ESAB Mexico SA de CV	Mexico
ESAB Mexico Services SA de CV	Mexico
ESAB Middle East FZE	United Arab Emirates
ESAB Middle East LLC	United Arab Emirates
ESAB Nederland B.V.	Netherlands
ESAB Pensions Limited	England and Wales
ESAB Polska Sp. z.o.o.	Poland
ESAB Romania Trading SRL	Romania
ESAB Saldatura SpA	Italy
ESAB Saudi Trading Company	Saudi Arabia
ESAB SeAH Corporation	Korea, Republic of
ESAB SeAH Welding Products (Yantai) Co. Limited	China
ESAB Slovakia sro	Slovakia
ESAB Sp. z.o.o.	Poland
ESAB Sweden Holdings AB	Sweden
ESAB Ukraine LLC	Ukraine
ESAB Ukraine LLC	Ukraine
ESAB VAMBERK, s.r.o., člen koncernu	Czech Republic
ESAB Welding & Cutting GmbH	Germany
ESAB Welding & Cutting Products (Shanghai) Management Company Limited	China
ESAB Welding Products (Jiangsu) Co Limited	China
ESAB-Mor Welding Kft	Hungary
Evrador Trading Limited	Cyprus
EWAC Alloys Limited	Maharashtra
Exelvia (Bermuda) Limited	Bermuda
Exelvia Cyprus Limited	Cyprus
Exelvia Group India BV	Netherlands
Exelvia Holding Limitada	Brazil
Exelvia Holdings BV	Netherlands
Exelvia International Holdings BV	Netherlands
Exelvia Investments Limited	England and Wales
Exelvia Investments Limited	England and Wales
Exelvia Netherlands BV	Netherlands
Gas Control Equipment Iberica S.L.	Spain
Gas Control Equipment Limited	England and Wales
Gas-Arc Group Limited	England and Wales
GCE Gas Control Equipment (Shanghai) Co., Ltd.	China
GCE Gas Control Equipment S.A. de C.V.	Mexico
GCE Gas Control Equipment, Inc.	Delaware
GCE GmbH	Germany
GCE Group AB	Sweden
GCE Hungaria Kft.	Hungary
GCE India Private Ltd.	India
GCE Krass LLC	Russian Federation
GCE Latin America SA	Panama
GCE Mujelli S.p.A.	Italy

GCE Norden AB	Sweden
GCE Portugal Unipessoal LDA	Portugal
GCE Romania s.r.l.	Romania
GCE S.A.S.	France
GCE Sales s.r.o.	Czech Republic
GCE Sp. z.o.o.	Poland
GCE, s.r.o.	Czech Republic
H UK Engineering Limited	Scotland
HE Deutschland Holdings GmbH	Germany
HKS-Prozesstechnik GmbH	Germany
Hobart Place Investments Limited	Scotland
Howden North America Inc.	Delaware
HTP Beteiligungs AG	Switzerland
Imo Holdings, Inc.	Delaware
Imo Industries Inc.	Delaware
Jinan Red Hawk International Trading Co., Ltd.	China
MT FOREIGN HOLDINGS, INC.	Delaware
NV E.S.A.B.	Belgium
Ohio Medical, LLC	Delaware
Oy ESAB	Finland
OZAS-ESAB Sp. z o.o.	Poland
PT Esabindo Pratama	Indonesia
PT Karya Yasantara Cakti	Indonesia
PT Victor Teknologi Indonesia	Indonesia
Shawebone Holdings Inc.	Delaware
SIAM ESAB Welding & Cutting Limited	Thailand
Soldaduras West Arco S.A.S.	Colombia
Soldex Holdings I LLC	Delaware
Soldex S.A.	Peru
Swift-Cut Automation Limited	England and Wales
Swift-Cut Europe BV	Netherlands
TBI Industries GmbH	Germany
TBI Shandong Industries Co., Ltd.	China
The British South Africa Company	England and Wales
The Central Mining & Investment Corporation Limited	England and Wales
The ESAB Group, Inc.	Delaware
Therapy Equipment Limited	England and Wales
Thermadyne Brazil Holdings Ltd.	Cayman Islands
Thermadyne de Mexico S.A. de C.V.	Mexico
Thermadyne South America Holdings Ltd.	Cayman Islands
Thermadyne Victor Ltda.	Brazil
Thermal Dynamics Europe Srl	Italy
Victor Equipment Company	Delaware
Victor Equipment de Mexico S.A. de C.V.	Mexico
Victor Technologies Asia SDN BHD	Malaysia
Victor Technologies Australia Pty Ltd.	Australia
Victor Technologies Group, Inc.	Delaware
Victor Technologies Holdings, Inc.	Delaware
Victor Technologies International, Inc.	Delaware
Warren Pumps LLC	Delaware

Welding & Cutting Products LLC	Delaware
Weldnote LDA	Portugal